UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
___________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2010
(Date of earliest event reported)

WARREN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

_________________________
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Warren Resources, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). There were 60,486,721 shares of common stock of the Company, constituting 85.4% of outstanding shares on March 31, 2010, the record date, represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect Anthony Coelho, Dominick D’Alleva, James McConnell and Espy Price as directors for a term expiring at the 2013 annual meeting, or until their successors are duly elected:

Name	For	Withhold
Anthony Coelho	42,062,299	6,408,968

Dominick D’Alleva	42,317,653	6,153,614

James McConnell	46,898,808	1,572,459

Espy Price	46,914,783	1,556,484

All director nominees were duly elected.

Proposal 2.  Approval of the 2010 Stock Incentive Plan.

For	Against	Abstain
35,330,128	12,546,452	594,686

The 2010 Stock Incentive Plan was approved.

Proposal 3.  Ratification of the appointment of Grant Thornton LLP as independent auditors for 2010.

For	Against	Abstain
59,641,100	407,642	437,978

The selection of Independent Auditors was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2010

WARREN RESOURCES, INC.
By: /s/ David E. Fleming
David E. Fleming, Senior Vice President, General Counsel & Corporate Secretary